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                                             DEUTSCHE ASSET MANAGEMENT
                                             A MEMBER OF THE DEUTSCHE BANK GROUP



CHIEF FINANCIAL OFFICER
SECTION 906 CERTIFICATION UNDER SARBANES OXLEY ACT

I, Charles A. Rizzo, certify that:

1. I have reviewed this report, filed on behalf of Equity 500 Index Fund, a series of Scudder Investments VIT Funds, on Form N-CSR;

2. Based on my knowledge and pursuant to 18 U.S.C. ss. 1350, the periodic report on Form N-CSR (the "Report") fully complies with the requirements of ss. 13 (a) or ss. 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 19, 2003                          /s/CHARLES A. RIZZO
                                         -----------------------------
                                         Charles A. Rizzo
                                         Chief Financial Officer
                                         Equity 500 Index Fund, a
                                         series of Scudder Investments
                                         VIT Funds